Exhibit 99.1

Supermicro Announces First Quarter Fiscal Year 2022 Financial Results

SAN JOSE, Calif. -- November 2, 2021 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a global leader in high-performance, high-efficiency server and storage technology and green computing, today announced financial results for its first quarter of fiscal year 2022 ended September 30, 2021.

First Quarter Fiscal Year 2022 Highlights
•Net sales of $1.03 billion versus $1.07 billion in the fourth quarter of fiscal year 2021 and $762 million in the same quarter of last year.

•Gross margin of 13.4% versus 13.6% in the fourth quarter of fiscal year 2021 and 17.0% in the same quarter of last year.

•Net income of $25 million versus $39 million in the fourth quarter of fiscal year 2021 and $27 million in the same quarter of last year.

•Diluted net income per common share of $0.48 versus $0.74 in the fourth quarter of fiscal year 2021 and $0.49 in the same quarter of last year.

•Non-GAAP diluted net income per common share of $0.58 versus $0.81 in the fourth quarter of fiscal year 2021 and $0.55 in the same quarter of last year.

•Cash flow used in operations of $135 million and capital expenditures of $12 million.

Non-GAAP gross margin for the first quarter of fiscal year 2022 was 13.4%, which adds back stock-based compensation expenses of $0.4 million and special performance bonuses and other expenses of $0.3 million. Non-GAAP diluted net income per common share for the first quarter of fiscal year 2022 was $0.58, which adds back stock-based compensation expenses of $7.0 million, special performance bonuses of $0.5 million and controls remediation and litigation expenses of $1.3 million, net of the related tax effects.

As of September 30, 2021, total cash and cash equivalents was $270 million and total bank debt was $279 million.

“For Q1, we are pleased to announce that our quarterly revenue exceeded $1 billion again with revenue growth of 35% year over year, and significantly exceeded industry growth. We continue to gain market share and are executing well against our plan to achieve $10 billion in annual revenue,” said Charles Liang, Chairman and CEO. "Supermicro is transforming from a server hardware company into a Total IT Solutions company. Our Q1 revenue growth was driven by strong design win momentum and shipment growth to our key global customers in the large enterprise, cloud, AI, and Telco markets. This initiative is helping Supermicro mitigate the impact of the global supply chain disruptions by precise forecasting, building inventories in scale and prioritizing with our strategic partners. Our new 5S business program, APAC production expansion in Taiwan, database-driven intelligent auto-configurator, and B2B/B2C automation platform are key drivers to accelerate our strong growth.”

Business Outlook and Management Commentary
For the second quarter of fiscal year 2022 ending December 31, 2021, the Company expects net sales of $1.1 billion to $1.2 billion, GAAP net income per diluted share of $0.60 to $0.80 and non-GAAP net income per diluted share of $0.70 to $0.90. The Company’s projections for GAAP and non-GAAP net income per diluted share both assume a tax rate of approximately 16% and a fully diluted share count of 53.5 million shares for GAAP and fully diluted share count of 55.0 million shares for non-GAAP. The outlook for Q2 of fiscal year 2022 GAAP net income per diluted share includes approximately $8 million in expected stock-based compensation expense and other expenses that are excluded from non-GAAP net income per diluted share.
For fiscal year 2022 ending June 30, 2022, the Company expects net sales of $4.2 billion to $4.6 billion, GAAP net income per diluted share of at least $2.77 and non-GAAP net income per diluted share of at least $3.20. The Company’s projections for GAAP and non-GAAP net income per diluted share both assume a tax rate of approximately 16% and a fully diluted share count of 54.1 million shares for GAAP and fully diluted share count of 55.6 million shares for non-GAAP. The outlook for fiscal year 2022 GAAP net income per diluted share includes approximately $33 million in expected stock-based compensation expense and other expenses that are excluded from non-GAAP net income per diluted share.

Conference Call and Webcast Information
Supermicro will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its first quarter of fiscal year 2022. Those wishing to access the live webcast may use the following link:

https://event.on24.com/wcc/r/3409023/D99246BE30B960E5574A262A14152527 [event.on24.com]

The conference call can be accessed by registering online at:

https://conferencingportals.com/event/fIceWmPv [conferencingportals.com]

After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.

A replay of the webcast will be available shortly after the call on the Company’s investor relations website (https://ir.supermicro.com) and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the second quarter of fiscal year 2022 and full fiscal year 2022 guidance, the Company's long-term growth targets, the ability to accelerate sales growth, and the ability to execute on our company strategy during the global COVID-19 pandemic. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) the global COVID-19 pandemic continues to present significant uncertainties for all parts of our business including our supply chain, our production operations and customer demand, (ii) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (iii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iv) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (v) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (vi) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2021.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses, special performance bonuses and other expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses, special performance bonuses, controls remediation and litigation expenses and other non-recurring expenses, and excludes a credit from an executive SEC settlement, which are all adjusted for the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of gross margin to non-GAAP gross margin and from diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (Nasdaq:SMCI), the leading innovator in high-performance, high-efficiency server and storage technology, is a premier provider of advanced server Building Block Solutions® for Enterprise Data Center, Cloud Computing, Artificial Intelligence, and Edge Computing Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative and provides customers with the most energy-efficient, environmentally-friendly solutions available on the market.

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	September 30,	June 30,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$270,047	$232,266
Accounts receivable, net of allowances	458,076	463,834
Inventories	1,184,573	1,040,964
Prepaid expenses and other current assets	124,259	130,195
Total current assets	2,036,955	1,867,259
Investment in equity investee	5,161	4,578
Property, plant and equipment, net	284,148	274,713
Deferred income taxes, net	63,269	63,288
Other assets	37,160	32,126
Total assets	$2,426,693	$2,241,964
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$564,628	$612,336
Accrued liabilities	175,221	178,850
Income taxes payable	14,273	12,741
Short-term debt	233,674	63,490
Deferred revenue	113,683	101,479
Total current liabilities	1,101,479	968,896
Deferred revenue, non-current	101,749	100,838
Long-term debt, net of debt issuance costs	45,134	34,700
Other long-term liabilities	45,533	41,132
Total liabilities	1,293,895	1,145,566
Stockholders’ equity:
Common stock and additional paid-in capital	448,976	438,012
Accumulated other comprehensive income	449	453
Retained earnings	683,197	657,760
Total Super Micro Computer, Inc. stockholders’ equity	1,132,622	1,096,225
Noncontrolling interest	176	173
Total stockholders’ equity	1,132,798	1,096,398
Total liabilities and stockholders’ equity	$2,426,693	$2,241,964

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended September 30,
	2021	2020
Net sales	$1,032,730	$762,250
Cost of sales	894,591	632,335
Gross profit	138,139	129,915
Operating expenses:
Research and development	65,143	54,798
Sales and marketing	21,624	20,292
General and administrative	22,244	24,379
Total operating expenses	109,011	99,469
Income from operations	29,128	30,446
Other income (expense), net	50	(841)
Interest expense	(804)	(674)
Income before income tax provision	28,374	28,931
Income tax provision	(3,325)	(3,660)
Share of income from equity investee, net of taxes	388	1,330
Net income	$25,437	$26,601
Net income per common share:
Basic	$0.50	$0.51
Diluted	$0.48	$0.49
Weighted-average shares used in calculation of net income per common share:
Basic	50,796	52,329
Diluted	52,916	54,426

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended September 30,
	2021	2020
Cost of sales	$447	$503
Research and development	3,880	3,702
Sales and marketing	517	517
General and administrative	2,171	2,448
Stock-based compensation expense	$7,015	$7,170

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Three Months Ended September 30,
	2021	2020
Net cash (used in) provided by operating activities	$(134,571)	$120,555
Net cash used in investing activities	(11,902)	(11,851)
Net cash provided by (used in) financing activities	184,262	(19,327)
Effect of exchange rate fluctuations on cash	(11)	185
Net increase in cash, cash equivalents and restricted cash	37,778	89,562
Cash, cash equivalents and restricted cash at the beginning of the period	233,449	212,390
Cash, cash equivalents and restricted cash at the end of the period	$271,227	$301,952

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
GAAP GROSS PROFIT	$138,139	$145,511	$129,915
Stock-based compensation	447	450	503
Special performance bonuses and other expenses	295	—	20
NON-GAAP GROSS PROFIT	$138,881	$145,961	$130,438

GAAP GROSS MARGIN	13.4%	13.6%	17.0%
Stock-based compensation expenses	—	0.1%	0.1%
Special performance bonuses and other expenses	—	—	—
NON-GAAP GROSS MARGIN	13.4%	13.7%	17.1%

GAAP OPERATING EXPENSE	$109,011	$106,430	$99,469
Stock-based compensation	(6,568)	(6,982)	(6,667)
Executive SEC settlement	—	—	2,122
Special performance bonuses	(158)	(672)	(90)
Other expenses	—	—	(221)
Controls remediation and litigation expenses	(1,326)	163	—
NON-GAAP OPERATING EXPENSE	$100,959	$98,939	$94,613

GAAP INCOME FROM OPERATIONS	$29,128	$39,081	$30,446
Stock-based compensation	7,015	7,432	7,170
Executive SEC settlement	—	—	(2,122)
Special performance bonuses	453	672	90
Other expenses	—	—	241
Controls remediation and litigation expenses	1,326	(163)	—
NON-GAAP INCOME FROM OPERATIONS	$37,922	$47,022	$35,825

GAAP NET INCOME	$25,437	$39,162	$26,601
Stock-based compensation	7,015	7,432	7,170
Executive SEC settlement	—	—	(2,122)
Special performance bonuses	453	672	90
Other expenses	—	—	241
Controls remediation and litigation expenses	1,326	(163)	—
Adjustments to tax provision	(2,830)	(3,373)	(1,183)
NON-GAAP NET INCOME	$31,401	$43,730	$30,797

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.50	$0.78	$0.51
Impact of Non-GAAP adjustments	0.12	0.09	0.08
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.62	$0.87	$0.59

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.48	$0.74	$0.49
Impact of Non-GAAP adjustments	0.10	0.07	0.06
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.58	$0.81	$0.55

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	50,796	50,230	52,329
BASIC - NON-GAAP	50,796	50,230	52,329

DILUTED – GAAP	52,916	52,782	54,426
DILUTED - NON-GAAP	54,363	54,082	55,883